As filed with the Securities and Exchange Commission on September 30, 1997

                                            Registration No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            -------------------------

                            ARM Financial Group, Inc.
             (Exact name of Registrant as specified in its charter)

          Delaware                                              61--1244251
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)


                             515 West Market Street
                           Louisville, Kentucky 40202
                    (Address of Principal Executive Offices)



        ARM Financial Group, Inc. Amended and Restated Stock Option Plan
              ARM Financial Group, Inc. 1997 Equity Incentive Plan

                            (Full title of the plans)

                            -------------------------

                                 Robert H. Scott
                            ARM Financial Group, Inc.
                             515 West Market Street
                           Louisville, Kentucky 40202
                     (Name and address of agent for service)

                                 (502) 582-7900
          (Telephone number, including area code, of agent for service)

                            -------------------------


                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
               Title of                       Amount           Proposed Maximum      Proposed Maximum         Amount of
           Securities to be                    to be          Offering Price Per         Aggregate           Registration
              Registered                    Registered              Share             Offering Price             Fee
----------------------------------------------------------------------------------------------------------------------------
Class A Convertible Common Stock             2,428,640             $11.66(1)          $28,317,942.40(1)       $ 8,581.20
par value $.01 per share
----------------------------------------------------------------------------------------------------------------------------
Class A Convertible Common Stock             1,600,000             $21.88(2)          $35,008,000.00(2)       $10,608.48
par value $.01 per share                                                                                      ----------
                                                                                                              $19,189.68
============================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.  Such estimate is calculated in accordance with Rule 457(h) and is based on the weighted average exercise price of the options previously granted under the
     ARM Financial Group, Inc. Amended and Restated Stock Option Plan.

(2)  The price shown is the average of the high and low prices of the Class A Convertible Common Stock on the
     American Stock Exchange consolidated reporting system on September 26, 1997, in accordance with Rule
     457(c), and is being utilized solely for the purpose of calculating the registration fee.
----------------------------------------------------------------------------------------------------------------------------

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*





























--------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents, filed by ARM Financial Group, Inc. (the "Registrant"), are incorporated by reference in this Registration
Statement:

                  (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

                  (b) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

                  (c) the description of the Registrant's Class A Convertible Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (File No. 001-12294) for registration of such Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  The Certificate of Incorporation of the Registrant (the "Certificate of Incorporation") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases or (iv) for any transaction from which the director derived an improper personal benefit.

                  The Certificate of Incorporation and the By-laws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time. In addition, Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD") indemnifies those directors of the Registrant who are also officers of Morgan Stanley & Co. Incorporated.

                  In addition, the Registrant and MSDWD maintain directors' and officers' liability insurance for their respective directors and officers.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The following exhibits are filed as part of this Registration
Statement:

4.1 ARM Financial Group, Inc. Amended and Restated Stock Option Plan, as amended through the date hereof.

4.2 ARM Financial Group, Inc. 1997 Equity Incentive Plan (incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-14693)).

4.3 Form of Restated Certificate of Incorporation of ARM Financial Group, Inc. (incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-14693)).

4.4 Form of Amended and Restated By-laws of ARM Financial Group, Inc. (incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-14693)).

5 Opinion of Shearman & Sterling regarding the legality of the securities being registered hereby.

23.1              Consent of Ernst & Young LLP.

23.3              Consent of Shearman & Sterling (included in Exhibit 5).

24                Powers of Attorney (included on signature page).

Item 9.           Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky on the 25th day of September, 1997.


                                ARM FINANCIAL GROUP, INC.

                                By: /s/ John Franco
                                   ---------------------
                                   Name: John Franco
                                   Title: Co-Chairman of the Board of Directors
                                            and Co-Chief Executive Officer
                                            (Principal Executive Officer)

                                By: /s/ Martin H. Ruby
                                   ---------------------
                                   Name: Martin H. Ruby
                                   Title: Co-Chairman of the Board of Directors
                                            and Co-Chief Executive Officer
                                            (Principal Executive Officer)


                                POWER OF ATTORNEY

                  Each of the undersigned whose signature appears below hereby constitutes and appoints John Franco and Martin H. Ruby his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on September 25, 1997.

           Signature                                   Title
           ---------                                   -----

   /s/ John Franco
-------------------------------           Co-Chairman of the Board of
       John Franco                        Directors and Co-Chief Executive
                                          Officer (Principal Executive Officer)

   /s/ Martin H. Ruby
-------------------------------           Co-Chairman of the Board of
       Martin H. Ruby                     Directors and Co-Chief Executive
                                          Officer (Principal Executive Officer)

   /s/ Edward L. Zeman
-------------------------------           Executive Vice President--
       Edward L. Zeman                    Chief Financial Officer
                                          (Principal Financial Officer)

   /s/ Barry G. Ward
-------------------------------           Controller (Principal Accounting
       Barry G. Ward                      Officer)



-------------------------------           Director
       James S. Cole


   /s/ Warren M. Foss
-------------------------------           Director
       Warren M. Foss



   /s/ Dudley J. Godfrey, Jr.
-------------------------------           Director
       Dudley J. Godfrey, Jr.



   /s/ Edward D. Powers
-------------------------------           Director
       Edward D. Powers

                                        9
   /s/ Colin F. Raymond
-------------------------------           Director
       Colin F. Raymond



   /s/ Frank V. Sica
-------------------------------           Director
       Frank V. Sica



   /s/ Irwin T. Vanderhoof
-------------------------------           Director
       Irwin T. Vanderhoof

                                  Exhibit Index


Exhibit No.       Description of Document

4.1               ARM Financial Group, Inc.
                  Amended and Restated Stock Option Plan,
                  as amended through the date hereof.

4.2               ARM Financial Group, Inc. 1997 Equity
                  Incentive Plan (incorporated by reference to the Registrant's Registration Statement on Form S-1
                  (File No. 333-14693)).

4.3               Form of Restated Certificate of Incorporation of
                  ARM Financial Group, Inc. (incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-14693)).

4.4               Form of Amended and Restated By-laws of
                  ARM Financial Group, Inc. (incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-14693)).

5 Opinion of Shearman & Sterling regarding the legality of the securities being registered hereby.

23.1              Consent of Ernst & Young LLP.

23.3              Consent of Shearman & Sterling (included in
                  Exhibit 5).

24                Powers of Attorney (included on signature page).